EXHIBIT 99.1

FOR IMMEDIATE RELEASE


                 STARTECH ENVIRONMENTAL NAMES ABN AMRO EXECUTIVE
                RICHARD M. MESSINA AS AN INDEPENDENT BOARD MEMBER

Wilton, CT, October 25, 2002 - Startech Environmental Corp. (Nasdaq: STHK), a leading manufacturer of plasma-based systems for the conversion of waste into valuable commodity products, announced today the addition of Richard M. Messina, managing director and chief operating officer for the US Global Financial Markets Division of ABN AMRO, to its board of directors. Mr. Messina will serve on the company's Audit and Compensation Committees as an independent director.

Joseph S. Klimek, president and CEO, said "We are extremely pleased to have a person with Mr. Messina's reputation, background and experience join our board. He brings to the board significant experience in financial and operational controls."

Before being promoted to his current position at ABN AMRO in October, Mr. Messina was managing director and chief operating officer for the Investment Banking Division since May 2000. Mr. Messina was responsible for the day-to-day management of the Investment Banking Division for the Americas, which included all strategic business development, financial accounting management control and reporting; compensation and annual review management; human resources planning; operations management and IT systems planning. In addition to the above duties Mr. Messina also served as deputy to the head of Investment Banking; was a member of the Management, Equity Investment, and Capital Markets Commitment Committees. Mr. Messina was also a member of the senior management integration committee that facilitated the sale and assimilation of ING Barings with ABN AMRO in May of 2001.

Mr. Messina brings extensive experience in the public and private equity markets as well as in business operations and finance. His previous experience includes: director and chief operating officer at SG Cowen Securities Corporation, New York, New York from 1999 to 2000; executive director and chief financial officer of CIBC Oppenheimer, New York, New York from 1998 to 1999; and director and chief of staff at UBS Securities LLC, New York, New York from 1993 to 1998. Mr. Messina is 42 years old and his term of office will expire at the next annual meeting of shareholders or until his successor is duly elected and qualified.

About Startech Environmental Corp:
Startech is an environmental equipment company whose Plasma Converter is essentially an electrochemical system that, while safely destroying wastes, even hazardous wastes, converts those materials into useful and valuable commodity products. It does this economically, efficiently, with relatively few moving parts, and without combustion. The prime mover in the Plasma Converter process is the chemical dissociation (decomposition) of the feed materials after which their elemental components (atoms) are reformed into useful commodities. The United States Environmental Protection Agency has designated materials, even if they may have once been regarded as wastes, or hazardous wastes, undergoing such a recycling process, no longer as wastes, but as "feedstocks." StarCell(TM) is the Company's new, patented hydrogen selective membrane system that separates hydrogen from the PCG(TM) produced from wastes. PCG is a clean synthesis fuel-gas mixture with many commercial uses. StarCell is not a fuel cell; it is a ceramic membrane filtration system that extracts hydrogen from PCG. PCG contains a large quantity of hydrogen.

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Safe Harbor for Forward-Looking Statements:
This press release contains forward-looking statements, including statements regarding the Company's plans and expectations regarding the development and commercialization of its Plasma Converter(TM) and StarCell(TM) technology. All forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, general risks associated with product development, manufacturing, rapid technological change and competition as well as other risks set forth in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based.

     For More Information:                        Investor Relations:
     ---------------------                        -------------------
     Robert DeRochie                              Truc N Nguyen
     CFO & VP of Investor Relations               VP, Investor Relations
     Startech Environmental Corp                  Stern & Co.
     203/762-2499                                 212/888-0044